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Briony Quinn
Chief Financial Officer
(240) 744-1196

FOR IMMEDIATE RELEASE
DIAMONDROCK HOSPITALITY COMPANY COMPLETES SALE OF THE WESTIN WASHINGTON, D.C. CITY CENTER

BETHESDA, Maryland, February 19, 2025 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) announced today that on February 19, 2025, it completed the sale of the 410-room Westin Washington, D.C. City Center (the “Hotel”) for a contract price of $92.0 million. The sales price represents an 11.2x multiple on 2024 Hotel EBITDA and a 7.5% capitalization rate on 2024 Hotel net operating income, or a capitalization rate of 5.6% inclusive of the Company’s projected capital expenditures. Excluding a one-time property tax credit and temporary discount on franchise fees the Hotel received in 2024, the sales price represents an 11.9x multiple on 2024 Hotel EBITDA and a 7.0% capitalization rate on 2024 Hotel net operating income, or a capitalization rate of 5.2% inclusive of the Company’s projected capital expenditures.

“The sale of the Westin D.C. City Center marks an important step in our strategy to drive long-term earnings and cash flow per share growth and we plan to prudently redeploy the proceeds to create exceptional value for our shareholders,” said Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels and resorts with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com.

Reconciliation of Hotel Net Income to Hotel Net Operating Income
(Unaudited, in millions)

Hotel net income	$3.9

Adjustment:
Depreciation and amortization	4.3

Hotel EBITDA	$8.2

Adjustment:
Capital reserve	(1.3)

Hotel net operating income	$6.9

Hotel revenues	$32.5

Hotel EBITDA and net operating income are non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. The Company’s presentation of the Hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Hotel’s financial performance. The table above is a reconciliation of the Hotel’s forecasted EBITDA and net operating income after capital reserves calculations to hotel net income in accordance with GAAP. The Company has presented forecasted Hotel EBITDA and forecasted Hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the Hotel-level operating performance.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company's hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.
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